EXHIBIT 3

SECOND AMENDMENT TO
ASSET ACQUISITION AGREEMENT
BY AND AMONG
XRG, INC.
AND
CAROLINA TRUCK CONNECTION, INC.
LARRY PUCKRIDGE
ROBERT LUTHER

     THIS SECOND AMENDMENT TO ASSET ACQUISITION AGREEMENT (“Amendment No. 2”) is made and entered into as of April ___, 2005, by and among XRG, INC., a Delaware corporation (“XRG”), CAROLINA TRUCK CONNECTION, INC., a North Carolina corporation (“CTC”), LARRY PUCKRIDGE (“Puckridge”) and ROBERT LUTHER (“Luther”).

R E C I T A L S:

     WHEREAS, the parties entered into an Asset Acquisition Agreement dated February 2004 (the “Acquisition Agreement”) pursuant to which XRG purchased substantially all the assets of CTC; and

     WHEREAS, the parties entered into an Addendum to the Acquisition Agreement dated March 29, 2004 (“Amendment No. 1”); and

     WHEREAS, parties desire to amend the Acquisition Agreement and Amendment No. 1 as herein set forth, and to address certain matters that are not currently addressed therein.

     NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Except as otherwise provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Acquisition Agreement. When used in this Amendment No. 2, “Agreement” shall mean both the Acquisition Agreement and Amendment No. 1.

     2. Amendments to the Agreement. The Agreement is, effective the date hereof, hereby amended as follows:

          (a) Section 2(e) of the Acquisition Agreement is hereby deleted and replaced with the following:

     2(e) Issuance of XRG Stock. At Closing, XRG issued 350,000 (17,500 post-split) shares of XRG common stock (“XRGC Shares”) to Puckridge and 250,000 (12,500 post-split) XRGC Shares to Luther. Pursuant to Amendment No. 1, XRG issued an additional 350,000 (17,500 post-split) XRGC Shares to Puckridge and an additional Luther 250,000 (12,500 post-split) XRGC Shares to Luther. In addition to the foregoing issuance of XRGC Shares, XRG shall, not later than ten (10) days after execution of this Amendment No. 2 by all parties, issue an additional 315,000 XRGC Shares to Puckridge and Luther, as follows: 183,750 XRCG Shares will be issued to Puckridge and an additional 131,250 XRGC Shares will be issued to Luther. If at time prior to the availability to sell the XRG shares issued to Puckridge and Luther pursuant to the provisions of Rule 144, XRG files a registration statement covering the resale of its securities, other than on Forms S-8 or S-4, it shall grant Puckridge and Luther priority “piggyback” registration rights and shall not reduce or cut back the number of shares registered on their behalf. Each of Puckridge and Luther reconfirm their Investment Representations pursuant to Section 7 of the Acquisition Agreement.

     3. Issuance of XRGC Shares in Consideration for Consulting Services. Within ten (10) days after execution of this Amendment No. 2 by all parties, issue 25,000 XRGC Shares to Puckridge in consideration for consulting services previously provided by Puckridge on behalf of XRG. Puckridge and XRG agree that Puckridge shall provide a minimum of five (5) hours consulting services per month valued at $100 per hour for the twelve (12) months commencing May, 2005 and expiring April, 2006. Such compensation will be paid, at Puckridge’s option, in cash at a mutually agreeable hourly consulting rate or in XRGC Shares. Any XRGC Shares issued to Puckridge pursuant to this paragraph shall be valued at the average of the closing prices of XRGC Shares for the month in which such consulting services were performed.

     4. Participation of CTC in XRG Management Equity Incentive Plan. XRG intends to establish a Management Equity Incentive Plan (the “Plan”) to provide an incentive for covered individuals to achieve long-range performance goals, and to enable them to participate in the long-term growth of XRG the Company by granting those individuals awards with respect to XRGC Shares. XRG covenants that CTC will participate in the Plan and that Puckridge and Luther will be covered individuals under the Plan when adopted by XRG.

     5. Agreement to Make Certain Repairs. Subject to receipt of appropriate supporting documentation, XRG hereby agrees to provide CTC with funds necessary to pay the cost of making necessary repairs to CTC truck number 9801.

     6. Agreement Re: Luther Equipment. XRG agrees that it will lease from Luther one 1999 Freightliner and one 1995 Freightliner and one drop-deck trailer for the combined sum of $2,100 per month, payable on the 1st of every month. XRG also agrees to pay the costs of license plates and any permits required, insurance, repairs and maintenance on all 3 pieces of equipment. Lease can be terminated by either party with 30 days written notice.

     7. Equipment. Puckridge and CTC reserve the right to trade or upgrade existing vehicles and equipment as is reasonably necessary, with the approval of the CEO of XRG which approval will not be unreasonably withheld, with new or used equipment or vehicles, which are used in the business of CTC. If XRG is a signatory or obligor on such debt, which is not guarantied by CTC or Puckridge, then such equipment or vehicles shall be titled in the name of XRG or its assigns. If either Puckridge or CTC is the obligor or guarantor of such equipment or vehicles, then the titles of such vehicles or equipment will not be transferred to XRG until the guaranties of CTC and/or Puckridge are released and the average trading price of the XRG common stock is at least $1.60 per share. “Average Trading Price” is defined to mean the average of the closing ask price of XRG common stock on five (5) consecutive business trading days following the first annual anniversary date of this Agreement. As of the date of this Agreement, Puckridge and CTC represent that the only outstanding obligations or debts of CTC that Puckridge or Luther are personally liable used in the business of CTC are set forth in paragraphs 6, 8 and amounts due to CityCapital for equipment.

          It has been the understanding of the parties that XRG shall continue making the debt service payments on the CityCapital indebtedness, and XRG hereby covenants and agrees to make such continuing debt service payments on the CityCapital indebtedness.

     8. Lease of Puckridge Equipment/Real Estate. XRG agrees that commencing in May 2005, it will increase the lease payments on two (2) tractors it currently leases from Puckridge to $1,000 per month for each tractor during the remaining term of such tractor leases. XRG also agrees to extend the terms of the Commercial Sublease Agreement from April 26, 2006 to April 26, 2007 and to increase the fixed minimum annual rental from$1,500 per month to $2,000 per month, commencing in May, 2005. All other terms and conditions of the Commercial Sublease Agreement entered into on April 27, 2004 by and between Puckridge and XRG shall remain in full force and effect.

     9. Mutual Release. Effective as of the date hereof, XRG, CTC, Puckridge and Luther (each, a “Party”) hereto does fully, finally, completely, and absolutely RELEASE, ACQUIT, AND FOREVER DISCHARGE each of the other Parties hereto and each of their respective current and former officers, directors, shareholders, employees, agents, attorneys, parent companies, subsidiaries, affiliates, successors, assigns, and representatives, and all those at interest therewith, of and from any and all claims, demands, actions, remedies, causes of action, choses in action, debts, liabilities, contracts, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), expenses and losses of every kind or nature, whether arising by contract, tort or other theory, at this time known or unknown, accrued or unaccrued, direct or indirect, fixed or contingent, in law, by statute, by regulation, by court order, or in equity, that either of them and all their representatives, successors, assigns, agents, employees, or representatives, and all those at interest therewith, ever had, now has, or hereafter can, shall or may have, for, upon or by reason or arising prior to the date hereof out of or related to the transactions described in the Acquisition Agreement; provided, however, that the foregoing shall not release any Party from its obligations under the Acquisition Agreement, as amended hereby.

     10. Right to Convert to Agency Agreement. CTC shall have the right to convert the Acquisition Agreement and Amendments thereto to an Agency Agreement with the revenue split being 85% to CTC and 15% to XRG. At no time will the Agent’s percentage drop below 85%. This Agency Agreement which shall be exclusive and shall have a five (5) year term and may be canceled by either party with 30 days written notice for a breach of the covenants and obligations of the respective parties of the Agency Agreement. In the event that CTC elects to revert to an Agency Agreement, the parties agree that their respective obligations pursuant to the Acquisition Agreement, amendments thereto, real estate base employment agreements and any other document executed in connection therewith shall be released and shall be replaced by the parties respective obligations pursuant to the Agency Agreement. CTC shall provide XRG at least 30 days prior written notice of its intent to convert to an Agency Agreement. The parties agree to negotiate the terms and conditions of the Agency Agreement in good faith.

     11. Governing Law. This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the laws of the State of Florida applicable to contracts solely executed and wholly to be performed within the State of Florida. The parties hereto agree that all actions or proceedings arising directly or indirectly from this Agreement may be litigated in the state or federal courts located in the State of Florida. The parties agree that should legal action be necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs incurred therein.

     12. Final Agreement. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

XRG, INC.

By:	/s/ Richard S. Francis

Title: President

CAROLINA TRUCK CONNECTION, INC.

By:	/s/ Larry Puckridge

Title: President

PUCKRIDGE

/s/ Larry Puckridge

Larry Puckridge

LUTHER

/s/ Robert Luther

Robert Luther

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